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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 11, 1999 (except with respect to the fifth paragraph of Note 2, as to which the date is October 12, 1999, and Note 12 as to which the dates are April 29, 1999 for the matters discussed in the first two paragraphs, and September 20, 1999 for the matter discussed in the third paragraph), on the consolidated financial statements of Allied Riser Communications Corporation as of December 31, 1997 and 1998 and for the period from inception (December 19, 1996) through December 31, 1997 and for the year ended December 31, 1998 (and to all references to our Firm), included in or made a part of this Amendment No. 3 to the Registration Statement No. 333-85597 on Form S-1.


                                                     /S/ ARTHUR ANDERSEN LLP

Dallas, Texas
   October 20, 1999